SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Event: January 30, 2003
                        Date of Report: February 5, 2003

                        ICON CASH FLOW PARTNERS L.P. SIX
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                          incorporation or organization)

       0-28136                                        13-3723089
(Commission File Number)                 (I.R.S. Employer Identification Number)

100 Fifth Avenue, Tenth Floor
New York, New York                                                  10011
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (212) 418-4700

Item 4.           Changes in Registrant's Certifying Accountant.

On January 30, 2003, ICON Cash Flow Partners L.P. Six (the "Partnership") engaged Hays & Company LLP ("Hays"), as the Partnership's principal independent auditors. On January 30, 2003, the Partnership dismissed KMPG LLP ("KPMG"), as its principal independent auditors. The decision to change auditors was ratified by the board of directors of ICON Capital Corp., the general partner of the Partnership.

KMPG's reports on the Partnership's financial statements for the fiscal years ended December 31, 2001 and 2000 do not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Partnership's the fiscal years ended December 31, 2001 and 2000 and through the subsequent interim period to January 30, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure that, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.

In connection with their audit of the Partnership's December 31, 2001 consolidated financial statements, KPMG submitted a letter to the Partnership (the "Auditor's Letter") describing certain matters involving internal controls and its operation that they considered to be a reportable condition under standards established by the American Institute of Certified Public Accountants. Reportable conditions are significant deficiencies in the design or operation of internal control that could adversely affect the Partnership's ability to record, process, summarize and report financial data. The Auditor's Letter specifically stated that it did not affect any of KPMG's reports on the financial statements of the Partnership for 2001.

The Auditor's Letter identified the following internal control deficiencies: (i) reconciliations were not prepared and reviewed on a timely basis for all cash accounts,lease subledgers, aging reports and debt balances, (ii) information for all new leases was not approved on a timely basis by the accountant's supervisor before being input into the lease system, and (iii) manual journal entries were not always adequately supported with proper documentation and reviewed before being processed.

At the time of receipt of the Auditor's Letter, the Partnership had already begun to improve the conditions identified by the Auditor's Letter and had hired additional staff and supervisors to facilitate greater timeliness in the accounting function. Reconciliations are prepared and reviewed more frequently for all cash accounts, lease subledgers, aging reports and debt balances in order to have the detailed ledgers and schedules more consistently in agreement with the general ledger. The recordations of new or renewal leases are reviewed more timely by more experienced staff and continue to be approved by the president of the general partner in order to improve the efficacy in accounting for each lease. The Partnership's policy regarding the level of support and detail for all manual journal entries has been revised to require greater documentation and review to support such entries prior to processing.

In addition, the Partnership established separate bank accounts for each joint venture receiving cash in which the Partnership has a fractional interest to improve cash tracking and is in the process of establishing separate ledger accounts for each lender to improve debt accountability. Further, the Partnership is evaluating whether upgrading or replacing the general ledger would allow for a decrease in the amount of reclassification entries required in order to produce financial statements.

During the Partnership's fiscal years ended December 31, 2001 and 2000 and through the subsequent interim period to January 30, 2003, the Partnership did not consult with Hays regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

We have provided KPMG with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission"). KPMG has provided us with a letter, addressed to the Commission, which is filed as Exhibit 16.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

Exhibits: 16.1 Letter from KPMG to the Securities and Exchange Commission, dated February 5, 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                               ICON CASH FLOW PARTNERS L.P. SIX
                                                (a Delaware limited partnership)

                                               By:       ICON Capital Corp.
                                                         General Partner

DATE: February 5, 2003

                                               By:          /s/ Paul B. Weiss
                                                  ------------------------------
                                                  Paul B. Weiss
                                                  President

                                  EXHIBIT INDEX



Exhibit Designation              Nature of Exhibit
-------------------              -----------------

16.1 Letter from KPMG to the Securities and Exchange Commission, dated February 5, 2003

                                                                   EXHIBIT 16.1





February 5, 2003

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for ICON Cash Flow Partners L.P. Six and, under the date of April 15, 2002, we reported on the consolidated financial statements of ICON Cash Flow Partners L.P. Six as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001. On January 30, 2003, our appointment as principal accountants was terminated. We have read ICON Cash Flow Partners L.P. Six's statements included under Item 4 of its Form 8-K dated February 5, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with ICON Cash Flow Partners L.P. Six's statements in paragraphs 6 and 7 under Item 4.

Very truly yours,



KPMG LLP